                                       SUBLEASE

     THIS SUBLEASE (this "Sublease") is dated for reference purposes as of November 5 1998, and is made by and between GENUS, INC., a California corporation ("Sublessor"), and ECLIPSE SURGICAL TECHNOLOGIES, INC., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1. RECITALS: This Sublease is made with reference to the fact that The John A. & Susan R. Sobrato 1979 Revocable Trust, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain Lease Agreement dated as of April 7, 1991, with respect to those certain premises consisting of approximately 100,517 rentable square feet of space (the "Premises") in that certain building (the "Building") located at 1139 Karlstad Drive, Sunnyvale, California. A copy of the Master Lease is attached hereto as EXHIBIT A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

     2. SUBLEASED PREMISES: Subject to the terms and conditions of this Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises deemed to be approximately 27,400 rentable square feet of space as more particularly described on EXHIBIT B attached hereto and incorporated herein by reference (hereinafter, the "Subleased Premises"). The Subleased Premises shall also include access to (via the common corridor and through a secured door), and non-exclusive use of the front lobby entrance, common restroom facilities and common cafeteria facilities.

     3.   TERM:

          A. TERM: The term (the "Term") of this Sublease shall commence on the later of November 1, 1998 or the date by which all of the following have occurred: (i) Sublessor substantially completes Sublessor Improvements in accordance with Paragraph 25 of this Sublease, (ii) Sublessor obtains Master Lessor's consent to this Sublease and (iii) Sublessor delivers the Subleased Premises to Sublessee (the "Commencement Date"), and shall expire on September 30, 2002 (the "Expiration Date") unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.

          B. OPTION TO EXTEND: Sublessee shall have no option to extend the Term or expand the Premises, whatsoever.

     4.   RENT:

          A. FIXED RENT: Commencing on the Commencement Date and continuing each month throughout the term of this Sublease (as the same may be extended), Sublessee shall pay to Sublessor as fixed rent for the Subleased Premises equal monthly installments of Fifty-Two Thousand Sixty Dollars ($52,060) ("Fixed Rent"). Fixed Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter "Rent") shall be paid in advance on or before the first (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at the Premises, Attention: Chief Financial Officer, or such other address as may be designated in writing by Sublessor.

          B. ADDITIONAL RENT: Additional rent shall consist of all monies other than Fixed Rent required to be paid by Sublessee under this Sublease; provided, however, Fixed Rent already includes and Sublessee shall have no further obligation to pay for "Landlord's Insurance" (as defined in Section 12.B of the Master Lease), utilities (except excess use as set forth in Paragraph 8 of this Sublease), "Capital Improvements" (as defined in Section 11.C of the Master Lease), taxes (except as specifically set forth in this Sublease) or "Tenant Maintenance" (as defined in Section 11.A of the Master Lease). Sublessee, shall, however, be liable for, and Additional Rent shall include, all taxes levied against Sublessee's personal property and trade or business fixtures.

          C. PREPAYMENT OF RENT: Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-Two Thousand Sixty Dollars ($52,060), which shall constitute Fixed Rent for the first (1st) month of the Term.

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     5.   SECURITY DEPOSIT:  Upon execution hereof, Sublessee shall deposit with
Sublessor the sum of Fifty-Two Thousand Sixty Dollars ($52,060)(the "Security Deposit"), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. If Sublessee fails to pay Rent or other charges due under this Sublease or otherwise defaults with respect to any provision of this Sublease, then Sublessor may draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee, within ten (10) days after demand by Sublessor therefor, shall deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Sublessor may commingle the Security Deposit with its own funds and Sublessee shall not be entitled to interest on the Security Deposit. Upon the expiration of this Sublease and Sublessee's vacation of the Subleased Premises, provided Sublessee is not in default under the terms of this Sublease, Sublessor shall return to Sublessee so much of the Security Deposit as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults.

     6. ADDITIONAL SERVICES: At no extra charge to Sublessee, Sublessor shall make available for Sublessee's use during the Term the cubicles (the "Cubicles") and the phone wiring / data cabling (the "Wiring") currently existing in the Subleased Premises. The cost to use the foregoing during the Term is already included in Fixed Rent. Sublessor makes no representations, express or implied, whatsoever, with respect to the Cubicles and the Wiring including, without limitation, their suitability for Sublessee's intended use. Sublessee accepts the same in their "AS IS" condition and may use the same at Sublessee's sole risk, and Sublessor shall not be liable for any costs claims, liabilities, damages or injury arising in connection with Sublessee's use of the same. Sublessee shall be responsible for the cost of additional telephone lines or additional data cabling required by Sublessee.

     7. HOLDOVER: Sublessee shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, claims, liabilities and damages resulting from Sublessee's failure to surrender the Subleased Premises on the Expiration Date in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublessor as a result of a holdover of the Premises by Sublessor occasioned by the holdover of the Subleased Premises by Sublessee). In addition, Sublessee shall pay Sublessor holdover rent equal to on hundred fifty percent (150%) of Fixed Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Sublessee surrenders the Premises in the condition required hereunder.

     8. EXCESS UTILITIES: Should Tenant require air conditioning in excess of the normal capacity (as opposed to maximum capacity) of the current air conditioning system in the Premises, Sublessor reserves the right to reasonably charge Sublessee for such excess use as additional rent. In addition, Sublessee shall pay to Sublessor the cost of electricity consumed by Sublessee in excess of electric power consistent with normal office use for lighting and small office machines such as desktop computers, copiers and fax machines as determined by meter, or if not metered, as otherwise reasonably estimated by Sublessor, plus any actual reasonable accounting expenses incurred by Sublessor in connection with said determination. Sublessor may cause the Subleased Premises to be separately metered. Such separate metering shall be done at Sublessee's expense, including, without limitation, the cost of installing, maintaining repairing and replacing such meters, if Sublessor reasonably determines that Sublessee is consuming electricity in excess of electric power consistent with such normal office use.

     9. REPAIRS AND MAINTENANCE: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an "AS IS" basis, and that Sublessor has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Sublessee's intended use. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations or improvements to the Subleased Premises (except as specifically set forth in Paragraph 25 of this Sublease), including, without limitation, any improvement required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). Sublessee shall, at its sole cost and expense, keep and maintain in good condition, repair and replace, the Subleased Premises and every part thereof (including, without limitation, the Cubicles, the Wiring and improvements constructed by or for the benefit of Sublessee) provided, however, that Sublessee shall not be required to perform or to pay for any repair, maintenance or improvements, except to the extent of the negligence or willful misconduct of Sublessee or its agents, contractors or invitees, (a) to the structural portions of the Subleased Premises, (b) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Subleased Premises and the Building, and (c) to any portion of the Building outside of the Subleased Premises. Sublessor shall have no obligation to perform any repairs or any other obligation of Master Lessor required to be performed by Master Lessor under the terms of the Master Lease (including, without limitation, Master Lessor's obligations under Articles 11, 17, 18, 27 and 29 of the Master Lease and Master Lessor's obligation to comply with laws) and Sublessee shall look solely to Master Lessor for performance of said obligations. Sublessor shall, however, request performance of the same in writing from Master Lessor promptly after being requested to do so by Sublessee, and shall use Sublessor's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Lessor's performance. Sublessee expressly waives the provisions of Section 1932, subsection 1, and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublessor as provided in Section 1942 of said Civil Code.

     10. INDEMNITY: Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees or contractors, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the use or occupancy by Sublessee or condition of the Subleased Premises; (ii) the negligence or willful misconduct of Sublessee or its agents, employees, contractors or invitees; or (iii) a breach of Sublessee's obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Sublessee's indemnification of Sublessor shall survive termination of this Sublease.

     11. RIGHT TO CURE DEFAULTS: If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the interest rate set forth in Section 41.D of the Master Lease (the "Interest Rate") from the date of the expenditure until repaid.

     12. ASSIGNMENT AND SUBLETTING: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublessor (Sublessor's consent not to be unreasonably withheld) and Master Lessor. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. In addition to the Fixed Rent and Additional Rent hereunder, Sublessee hereby covenants and agrees to pay to Sublessor all rent and other consideration which it receives which is in excess of the Fixed Rent payable hereunder within ten (10) days following receipt thereof by sublessee. Notwithstanding the foregoing, Sublessee may, without the prior written consent of Sublessor, but subject to the consent of Master Lessor and subject to Section 28 of the Master Lease, to "Permitted Transferees" as defined in Section 28.A of the Master Lease.

     13.  USE:

          A. Subject to any restrictions and limitations on use set forth in the Master Lease, Sublessee shall use the Subleased Premises for general office, sales, service, manufacturing, research and development, and shipping and receiving only, and for no other purpose whatsoever.

          B. Sublessee shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any hazardous material in, on, under, about, to or from the Subleased Premises. Without limiting the generality of the foregoing, Sublessee, at its sole cost, shall comply with all laws relating to hazardous materials. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against all claims, actions, suits, proceedings, judgements, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxification, remediations, removals, and expenses of every type and nature, to the extent caused by the use, storage, handling, manufacture, transportation, release, discharge, emission or disposal of hazardous materials on or about the Subleased
Premises or the Building during by Sublessee or its agents, employees, contractors or invitees. For purposes of this Sublease, "hazardous materials" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against all claims, actions, suits, proceedings, judgements, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxification, remediations, removals, and expenses of every type and nature, to the extent caused by the use, storage, handling, manufacture, transportation, release, discharge, emission or disposal of hazardous materials on or about the Subleased Premises or Building by Sublessor or its agents, employees, contractors or invitees.

          C. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.

     14. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublessor" means the holder of the Tenant's interest under the Master Lease.
 In the event of any assignment, transfer or termination of the Tenant's interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor's sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the Tenant's interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

     15. DELIVERY AND ACCEPTANCE: If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee on or before the November 1, 1998, for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage, nor shall the Expiration Date be extended; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. Sublessee may have access to the Subleased Premises prior to the Commencement Date (but not before Sublessor obtains Master Lessor's consent to this Sublease) for the purpose of installing cabling and other telecommunications facilities and otherwise preparing the Subleased Premises for occupancy ("Early Access"). Such Early Access shall be subject to all of the terms and conditions of this Sublease except for the provisions for the payment of Fixed Rent. Sublessee has fully inspected the Subleased Premises and is satisfied with the condition thereof. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in its then-existing, "as-is" condition, with all faults, without any representation or warranty whatsoever from Sublessor with respect thereto.

     16. IMPROVEMENTS: Sublessee shall not make any alterations or improvements to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor.

     17. RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Sublease: Sublessor and Sublessee hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy carried by either party which contains a waiver of subrogation by the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublessor shall not be liable to

Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. The obligations of Sublessor shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.

     18. INSURANCE: Sublessee shall obtain and keep in full force and effect, at Sublessee's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease. Sublessee shall include Sublessor and Master Lessor as an additional insured in any policy of insurance carried by Sublessee in connection with this Sublease.

     19. DEFAULT: Sublessee shall be in material default of its obligations under this Sublease if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for three (3) days after written notice from Sublessor to Sublessee that any such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than fifteen (15) days are reasonably required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the fifteen (15) day period and thereafter diligently completes the cure within thirty (30) days after delivery of such written notice; or

          C. Sublessee makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Sublessee's property or any property essential to the conduct of its business; or

          D.   Sublessee abandons the Subleased Premises; or

          E. Sublessee commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period (if any) provided in the Master Lease as modified, if at all, by the provisions of this Sublease.

     20. REMEDIES: In the event of any default by Sublessee, Sublessor shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Sublessor may continue the Sublease in effect after Sublessee's breach and abandonment and recover rent as it becomes due, if Sublessee has right to sublet or assign, subject only to reasonable limitations). Sublessor may resort to its remedies cumulatively or in the alternative.

     21. SURRENDER: On or before the Expiration Date, as the same may be extended, or any sooner termination of this Sublease, Sublessee shall remove all of its trade fixtures, personal property and all alterations constructed by Sublessee in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises (including the Cubicles and the Wiring) to Sublessor (a) in the condition received by Sublessee and (b) free of hazardous materials used, stored, handled, manufactured, transported, released, discharged, emitted or disposed of by Sublessee or it agents, employees, contractors or invitees in, on under or about the Building. Sublessee shall repair any damage to the Subleased Premises caused by Sublessee's removal of its personal property, furnishings and/or equipment. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

     22. SIGNAGE: Subject to the provisions of the Master Lease, Sublessee may, at its sole cost and expense, place a sign, reasonably approved by Sublessor, in or about the lobby entrance in a location designated by Sublessor, and on the grass berm facing Karlstad Drive.

     23. BROKER: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than BT Commercial, representing Sublessor, and Catalyst Real Estate Group, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublessor shall pay the brokers' fees in connection with this transaction to BT Commercial pursuant to a separate agreement, subject, however, to Sublessee's obligations set forth in this paragraph.

     24. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     25. SUBLESSOR IMPROVEMENTS: Sublessor shall construct a demising wall (including a secured entrance to the Subleased Premises and one emergency exit) and a chain link fence on the mezzanine in the warehouse area of the Subleased Premises to separate the Subleased Premises from the rest of the Premises as shown on Exhibit B attached hereto.

     26. UNRESTRICTED ACCESS: The Facilities Maintenance Supervisor (currently Brian Reeves) and the Director of Facilities (currently Mike Mitchell) of Sublessor shall have unrestricted access to the Subleased Premises for the purpose of maintaining the Premises subject, however, to Sublessee's reasonable security measures to meet FDA mandates.

     27.  OTHER SUBLEASE TERMS:

          A. INCORPORATION BY REFERENCE. Except as set forth below or otherwise set forth in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that:
(i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises" (as defined herein); (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein;
(iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Lessor), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, whether or not incorporated herein, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor promptly after being requested to do so by Sublessee, and to use Sublessor's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three
(3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; and (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor.

     Notwithstanding the foregoing, the following provisions of the Master Lease are not incorporated herein: Sections 1, 2, 3, 4, 5, 7, 8 (except subsection
C), 10, 11, 12 (Except subsections A and C), 13, 14, 17 (except first two sentences), 18 (except subsection D), 19, 20, 25, 31, 36, 37, 38, 39, 40 and 41P and  Exhibits A and B.

          B. ASSUMPTION OF OBLIGATIONS. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are assumed by Sublessee hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are assumed by Sublessee hereunder. In the event the Master Lease is terminated for any reason, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

     28. RIGHT TO CONTEST: If Sublessor does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Sublessee shall also not have the right to contest any such matter.

     29. COVENANT OF QUIET ENJOYMENT: Sublessee peacefully shall have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent imposed hereunder and otherwise performs all of Sublessee's covenants and agreements contained herein.

     30. CONDITIONS PRECEDENT: Notwithstanding anything to the contrary in this Sublease: this Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon the written consent of Master Lessor to this Sublease. If Sublessor does not receive such consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor may terminate this Sublease by giving Sublessee written notice thereof, and upon such termination, Sublessor shall return to Sublessee its payment of the first month's Fixed Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

     31. CHOICE OF LAW; SEVERABILITY: This Sublease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.
     32. AMENDMENT: This Sublease may not be amended except by the written agreement of all parties hereto.

     33. AUTHORITY TO EXECUTE: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

     34. NO DRAFTING PRESUMPTION: The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublessor and Sublessee have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Sublessor because Sublessor drafted this Sublease. Except as otherwise specifically set forth in this Sublease, with respect to any consent, determination or estimation of Sublessor required or allowed in this Sublease or requested of Sublessor, Sublessor's consent, determination or estimation shall be given or made solely by Sublessor in Sublessor's good faith opinion, whether or not objectively reasonable. If Sublessor fails to respond to any request for its consent within the time period, if any, specified in this Sublease, Sublessor shall be deemed to have disapproved such request.

     35. COUNTERPARTS: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

SUBLESSOR:                                 SUBLESSEE:

GENUS, INC.,                               ECLIPSE SURGICAL TECHNOLOGIES, INC.,
a California corporation                   a California corporation

By:                                        By:
   ----------------------------               -------------------------------
Print Name: MIKE MITCHELL                  Print Name: RICHARD L. MUELLER, JR.
Title: DIRECTOR OF OPERATIONS              Title: PRESIDENT, CHIEF OPERATING
       & FACILITIES                               OFFICER AND DIRECTOR
Date: 11/5/1998                            Date: 11/4/98



By:                                        By:
   ----------------------------                ------------------------------
Print Name: KENNETH SCHWANDA               Print Name: KENNETH E. BENNERT
Title: VICE PRESIDENT, FINANCE             Title: CHIEF FINANCIAL OFFICER
Date: 11/10/98                             Date: 11/5/98

ADDRESS:                                   ADDRESS:
Genus, Inc.                                Eclipse Surgical Technologies, Inc.,
1139 Karlstad Drive                        1049 Kiel Court
Sunnyvale, CA  94089                       Sunnyvale, CA  94089
Attn:  Chief Financial Officer             Attn: Chief Financial Officer